Exhibit 99.1

BUILD-A-BEAR WORKSHOP COMPLETES PLANNED CEO SUCCESSION

Announces Leadership Updates to Support Continued Business Evolution

ST. LOUIS, MO — June 12, 2026 — Build-A-Bear Workshop, Inc. (NYSE: BBW) today announced that Chris Hurt has assumed the role of Chief Executive Officer (CEO), effective June 11, 2026. The transition follows the planned succession of Sharon Price John, who led the company for 13 years and will remain on the Board of Directors.

Hurt, a seasoned executive with more than 11 years of leadership experience at Build-A-Bear, most recently served as Chief Operations and Experience Officer. During his tenure, he played an integral role in strengthening Build-A-Bear’s global operations, enhancing guest experience, and advancing key strategic initiatives across the business.

“I am honored to step into the Chief Executive Officer role and build upon the company’s current position of strength,” said Hurt. “With a clear strategy focused on profitable growth, our powerful brand, and a talented global team, we are dedicated to continuing to advance the experiences, partnerships and opportunities for innovation to ensure Build-A-Bear remains a beloved and distinctive company for years to come.”

“On behalf of the Board of Directors, we thank Sharon for her extraordinary leadership and lasting impact on the business,” said Craig Leavitt, Chairman of the Board. “We have tremendous confidence in Chris as he leads the company forward, building on proven strategies and unlocking the next chapter of value for this iconic brand.”

Executive Leadership Updates

In conjunction with the completion of the CEO transition, the company also announced updates to its executive leadership structure, effective immediately:

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Voin Todorovic, current Chief Financial Officer, has also assumed the role of Chief Administrative Officer, expanding his responsibilities to include enterprise-wide administrative oversight in addition to financial leadership.

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Dave Henderson, previously Chief Revenue Officer, has been appointed Chief Growth Officer, reflecting an expanded focus on driving long-term global growth, revenue diversification, and strategic expansion initiatives.

These leadership updates further align the organization around its evolved strategic initiatives and key business priorities, including disciplined financial management, operational efficiency, and accelerating growth across channels and markets.

About Build‑A‑Bear Workshop, Inc.

Founded in 1997, Build‑A‑Bear is a leading global retailtainment brand on a mission to add a little more heart to life. At Build-A-Bear, guests are invited to create personalized furry friends through a unique stuffing, dressing, accessorizing and naming process, accentuated by a memorable "heart ceremony" that creates moments of connection for people of all ages.

Over the years, Build‑A‑Bear has grown into a multi‑generational phenomenon, positioned at the intersection of pop‑culture trends. Beyond its signature retail experience, the brand also offers pre‑stuffed plush, gifting, partnerships with best‑in‑class licensed and collectible characters, and original storytelling through Build‑A‑Bear Entertainment, LLC.  Build‑A‑Bear’s current brand platform and message, “The Stuff You Love,” crosses ages and cultures while celebrating nearly 30 years of helping people mark life’s meaningful moments.

Today, Build‑A‑Bear operates more than 650 company-owned, partner-operated and franchise experience locations across more than 30 countries, complemented by buildabear.com. Build‑A‑Bear Workshop, Inc. (NYSE: BBW) reported $529.8 million in total revenues for fiscal 2025, representing the company's 5th consecutive year of record results. Learn more at the Investor Relations section of buildabear.com.

Forward-Looking Statements

This press release contains certain statements that are, or may be considered to be, “forward-looking statements” for the purpose of federal securities laws, including, but not limited to, statements that reflect our current views with respect to future events and financial performance. We generally identify these statements by words or phrases such as “may,” “might,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “intend,” “predict,” “future,” “potential” or “continue,” the negative or any derivative of these terms and other comparable terminology. All the information concerning our future liquidity, future revenues, margins and other future financial performance and results, achievement of operating of financial plans or forecasts for future periods, sources and availability of credit and liquidity, future cash flows and cash needs, success and results of strategic initiatives and other future financial performance or financial position, as well as our assumptions underlying such information, constitute forward-looking information.

These statements are based only on our current expectations and projections about future events. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements, including those factors discussed under the captions entitled “Risk Factors” and “Forward-Looking Statements” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on April 16, 2026, and other periodic reports filed with the SEC which are incorporated herein.

All our forward-looking statements are as of the date of this Press Release only. In each case, actual results may differ materially from such forward-looking information. We can give no assurance that such expectations or forward-looking statements will prove to be correct. An occurrence of or any material adverse change in one or more of the risk factors or other risks and uncertainties referred to in this Press Release or included in our other public disclosures or our other periodic reports or other documents or filings filed with or furnished to the SEC could materially and adversely affect our continuing operations and our future financial results, cash flows, available credit, prospects, and liquidity. Except as required by law, the Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

All other brand names, product names, or trademarks belong to their respective holders.

Investor Relations Contact

Gary Schnierow, Vice President, Investor Relations & Corporate Finance

garys@buildabear.com

Media Relations Contact

pr@buildabear.com